UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Act of 1934

Date of Report (Date of earliest event reported) August 1, 2019 (July 30, 2019)

CHUGACH ELECTRIC ASSOCIATION, INC.

(Exact name of registrant as specified in its charter)

Alaska	33-42125	92-0014224
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5601 Electron Drive, Anchorage, AK	99518
(Address of Principal’s Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (907) 563-7494

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:  None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

The information in Item 2.03 below with respect to the entry into the First Amendment to the Credit Agreement, dated as of July 30, 2019, with the lenders thereto, and National Rural Utilities Cooperative Finance Corporation (“NRUCFC”), as Lead Arranger, Issuing Lender, Swingline Lender and Administrative Agent, is incorporated by reference.

Section 2 – Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(a)  On July 30, 2019, Chugach Electric Association, Inc. (“Chugach”) entered into the First Amendment to the Credit Agreement (“Amendment”) with NRUCFC, Bank of America, N.A. KeyBank National Association, Wells Fargo Bank N.A., and CoBank, ACB.  The Amendment increases the lenders’ aggregate commitments under the senior unsecured credit facility from $150 million to $300 million and extends the maturity date of the facility from June 13, 2021, to July 30, 2024.  The Amendment also includes provisions for calculating interest on loans in ways other than the London Interbank Offered Rate (“LIBOR”).  In addition, the Amendment permits Chugach to enter into a bridge financing to fund the its acquisition of Anchorage Municipal Light & Power, of not in excess of $800 million for a term of up to eighteen (18) months.  This indebtedness is in addition to other indebtedness permitted to be incurred under the existing credit facility.  Other terms of the credit agreement remain materially the same.

The Amendment, in its entirety, will be filed as an exhibit to Chugach’s next quarterly filing on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 1, 2019		CHUGACH ELECTRIC ASSOCIATION, INC.
	By:	/s/ Lee D. Thibert
Lee D. Thibert
Chief Executive Officer